EXHIBIT 4

                                  RESOLUTIONS
                                  -----------

     The following resolutions were approved and adopted by the Board of Directors of AGWAY, INC.:

     RESOLVED, That the Company offer for sale to its members, potential members, other interested parties, and to the Trustee of the Agway, Inc. Employees Thrift Investment Plan, the following securities at the prices indicated:

TITLE                                                         AMOUNT      PRICE
-----                                                         ------      -----

Preferred Stock, Series B $100 par value                       10,000     $  100
                                                               shares

Honorary Member Preferred Stock                                 4,000     $   25
$25 par value                                                  shares

Common Stock $25 par value                                      4,000     $   25
                                                               shares

pursuant to the By-Laws of the Company through designated employees, provided that no commission or other remuneration shall be paid to any person with respect to the sale of such securities; and be it

     FURTHER RESOLVED, That the Company approves Agway Financial Corporation, a wholly-owned subsidiary, offering for sale to Agway members, other interested parties, and to the Trustee of the Agway, Inc. Employees Thrift Investment Plan, the following securities at the prices indicated:

Subordinated Money Market Certificates              $70,000,000             100%
due October 31, 2013 (Minimum 7.50% per
annum; Member; denomination of $5,000)

Subordinated Money Market Certificates             $126,000,000             100%
due October 31, 2013 (Minimum 7.00% per
annum; General; denomination of $5,000)

Subordinated Money Market Certificates              $10,000,000             100%
due October 31, 2013 (Minimum 7.25% per
annum; Member; denomination of $100)

Subordinated Money Market Certificates              $10,000,000             100%
due October 31, 2013 (Minimum 6.75% per
annum; General; denomination of $100)

Subordinated Money Market Certificates              $65,000,000             100%
due October 31, 2006 (Minimum 8.00% per
annum; General; denomination of $2,000)

Subordinated Money Market Certificates              $43,000,000             100%
due October 31, 2004 (Minimum 7.75% per
annum; General; denomination of $2,000)

; and be it

     FURTHER RESOLVED, That the Company approves Agway Financial Corporation, a wholly-owned subsidiary, offering for sale to Agway members, other interested parties, and to the Trustee of the Agway, Inc. Employees Thrift Investment Plan, the following securities registered under the reinvestment option:

Subordinated Money Market Certificates              $47,000,000             100%
(due from October 31, 1998 through
October 31, 2013; minimum 4.5% to 9.5%
per annum)

; and be it

     FURTHER RESOLVED, That the Agway Financial Corporation (AFC) Board of Directors is hereby authorized to revise the minimum interest rate on certificates of any class or series to be issued. In the event that the minimum interest rate is so revised, an officer's certificate with a copy of the resolution of the AFC Board certified by the President or any Vice President and by the Treasurer, the Secretary or any Assistant Treasurer or Assistant
Secretary shall be delivered to the Trustee under the Indenture for such certificate. A prospectus supplement may be filed with the Securities and Exchange Commission and a copy of the resolution may be filed; and be it

     FURTHER RESOLVED, That the appropriate officers and employees of the Company with the assistance of its accountants and attorneys be, and they hereby are, authorized and directed to prepare, execute and file with the Securities and Exchange Commission on behalf of the Company Registration Statements including any and all documents and exhibits related thereto for registration under the Securities Act of 1933 of the Common Stock and Preferred Stock as well as any and all amendments to said Registration Statements in such form as the officers executing same on advice of counsel may deem necessary and appropriate so as to secure and maintain the effectiveness of said Registration Statements; and be it

     FURTHER RESOLVED, That David M. Hayes, Esq., Senior Vice President, General Counsel and Secretary of the Company, Nels G. Magnuson, Esq., Associate General Counsel and Assistant Secretary of the Company and Theresa A. Szuba, Esq., Assistant General Counsel and Assistant Secretary of the Company, be, and they hereby are, each of them appointed and designated as persons duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to the aforesaid Registration Statements; and be it

     FURTHER RESOLVED, That the Common Stock and Preferred Stock when issued and sold for cash as provided here and above shall be fully paid and nonassessable; and be it

     FURTHER RESOLVED, That the President or any Vice President, the Secretary or any Assistant Secretary, and the Treasurer of this Company be, and each of them hereby is, authorized to take, on behalf of and in the name of this Company, any and all actions, which, in the judgment of the officer taking the action, is necessary, useful or appropriate in order to render Common Stock or Preferred Stock of this Company, to be issued and sold pursuant to resolutions adopted by this Board at this meeting, to be eligible for offering and sale within or from any state of the United States under the securities regulation laws of such state, and to qualify the Company as a securities dealer under any such laws, including, but without limiting the generality of the foregoing, making or filing applications for any and all licenses, permits, orders or other approvals or clearances under such laws, and in that connection, executing and filing any and all documents, including but without limiting the generality of the foregoing, consents to service of process and appointment of agents to accept service of process on behalf of this Company with respect to any matter as to which such consent or appointment may be required by such securities laws and making such agreements, covenants and undertakings as may be necessary, useful or appropriate, and all such consents, appointments, agreements, covenants and undertakings heretofore or hereinafter given or entered into pursuant to the authority of this resolution shall be binding upon this Company with the same effect as though set forth in full herein and expressly authorized hereby.

     I, Donna B. Flett,  Assistant Secretary of AGWAY, INC., hereby certify that the  foregoing  is a true and  complete  copy of the  resolutions  approved  and adopted by the Board of Directors of this  Corporation  at a meeting held on the

17th day

                                       -4-
of August,  1998,  at which a quorum was present and more than a majority of the

Directors  voted in the  affirmative.  The foregoing  resolutions  have not been amended, modified, rescinded revoked or terminated.

     WITNESS my signature and seal of this  Corporation this 21st day of August,

1998.




                                                             /s/ Donna B. Flett

                                                             Donna B. Flett
                                                             Assistant Secretary

                                   RESOLUTIONS
                                   -----------



                   The  following  resolutions  were approved and adopted by the

Board of Directors of AGWAY FINANCIAL CORPORATION:

                   RESOLVED, That Agway Financial Corporation offer for sale to Agway, Inc. members, other interested parties, and to the Trustee of the Agway, Inc. Employees Thrift Investment Plan, the following securities at the prices indicated:

         Subordinated Money Market Certificates                     $ 70,000,000
         100% due October 31, 2013 (Minimum 7.50% per annum; Member; denomination of $5,000)

         Subordinated Money Market Certificates                     $126,000,000
         100% due October 31, 2013 (Minimum 7.00% per annum; General; denomination of $5,000)

         Subordinated Money Market Certificates                     $ 10,000,000
         100% due October 31, 2013 (Minimum 7.25% per annum; Member; denomination of $100)

         Subordinated Money Market Certificates                     $ 10,000,000
         100% due October 31, 2013 (Minimum 6.75% per annum; General; denomination of $100)

         Subordinated Money Market Certificates                     $ 65,000,000
         100% due October 31, 2006 (Minimum 8.00% per annum; General; denomination of $2,000)

         Subordinated Money Market Certificates                     $ 43,000,000
         100% due October 31, 2004 (Minimum 7.75% per annum; General; denomination of $2,000)

         ; and be it

                   FURTHER RESOLVED, That Agway Financial Corporation offer for sale to Agway members, other interested parties, and to the Trustee of the Agway, Inc. Employees Thrift Investment Plan, the following securities registered under the reinvestment option:

         Subordinated Money Market Certificates                     $ 47,000,000
         100% (due from October 31, 1998 through
         October 31, 2013; minimum 4.5% to 9.5%
         per annum)

         ; and be it

                  FURTHER RESOLVED, That the Agway Financial Corporation (AFC) Board of Directors is hereby authorized to revise the minimum interest rate on certificates of any class or series to be issued. In the event that the minimum interest rate is so revised, an officer's certificate with a copy of the resolution of the AFC Board certified by the President or any Vice President and by the Treasurer, the Secretary or any Assistant Treasurer or Assistant
Secretary shall be delivered to the Trustee under the Indenture for such certificate. A prospectus supplement may be filed with the Securities and Exchange Commission and a copy of the resolution may be filed; and be it

                  FURTHER RESOLVED, That the appropriate officers and employees of the Company with the assistance of its accountants and attorneys be, and they hereby are, authorized and directed to prepare, execute and file with the Securities and Exchange Commission on behalf of the Company Registration Statements including any and all documents and exhibits related thereto for registration under the Securities Act of 1933 of the debt securities as well as any and all amendments to said Registration Statements in such form as the officers executing same on advice of counsel may deem necessary and appropriate so as to secure and maintain the effectiveness of said Registration Statements; and be it

                  FURTHER  RESOLVED,   That  David  M.  Hayes,  Esq.,  Nels  G.
Magnuson,  Esq.,  and Theresa A. Szuba,  Esq.,  be, and they hereby are, each of them appointed and designated as persons duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to the aforesaid Registration Statements; and be it

                  FURTHER RESOLVED, That the Subordinated Money Market Certificates, the sale of which has been authorized here and above, shall be issued and sold pursuant to and subject to the Trust Indentures dated September 1, 1985 and September 1, 1986, Supplemental Indenture dated October 1, 1986, Indentures dated August 24, 1987 and August 23, 1988, Supplemental Indenture dated October 14, 1988, Indenture dated August 23, 1989, and Supplemental Indenture dated August 24, 1992, with Key Bank of New York, N.A., Albany, New York as Trustee and its successors thereto (the current Trustee is The Chase Manhattan Bank), and that said certificates when issued for cash or issued pursuant to the interest reinvestment program as provided here and above, shall be binding obligations of the Company; and be it

                  FURTHER RESOLVED, That the President or any Vice President, the Secretary or any Assistant Secretary, and the Treasurer of this Company be, and each of them hereby is, authorized to take, on behalf of and in the name of this Company, any and all actions, which, in the judgment of the officer taking the action, is necessary, useful or appropriate in order to render debt securities of this Company, to be issued and sold pursuant to resolutions adopted by this Board, to be eligible for offering and sale within or from any state of the United States under the securities regulation laws of such state, and to qualify the Company as a securities dealer under any such laws, including, but without limiting the generality of the foregoing, making or filing applications for any and all licenses, permits, orders or other approvals or clearances under such laws, and in that connection, executing and filing any and all documents, including but without limiting the generality of the foregoing, consents to service of process and appointment of agents to accept service of process on behalf of this Company with respect to any matter as to which such consent or appointment may be required by such securities laws and making such agreements, covenants and undertakings as may be necessary, useful or appropriate, and all such consents, appointments, agreements, covenants and undertakings heretofore or hereinafter given or entered into pursuant to the authority of this resolution shall be binding upon this Company with the same effect as though set forth in full herein and expressly authorized hereby.


                  I, Donna B. Flett,  Secretary of AGWAY FINANCIAL  CORPORATION,

hereby certify that the foregoing is a true and complete copy of the resolutions duly approved and duly adopted by unanimous  written consent of the Directors of this Corporation as of the 17th day of August,  1998. The foregoing  resolutions have not been amended, modified, rescinded, revoked or terminated.

                  WITNESS my signature  and seal of this  Corporation  this 25th day of August, 1998.


                                                              /s/ Donna B. Flett
                                                              Secretary